Exhibit 1.1

• Shares

FAIRPOINT COMMUNICATIONS, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

FORM OF UNDERWRITING AGREEMENT

February •, 2005

February •, 2005

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

FairPoint Communications, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of • shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”).  The shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters not more than an additional • shares of the common stock, par value $0.01 per share, of the Company (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof, each Selling Shareholder selling not more than the amount of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the

“Securities Act”), is hereinafter referred to as the “Registration Statement”; the preliminary prospectus filed as part of Amendment No. 8 to the Registration Statement or any preliminary prospectus filed as part of any subsequent amendment thereto, or filed pursuant to Rule 424 under the Securities Act, is hereinafter referred to as a “Preliminary Prospectus”; and the prospectus, dated the date hereof, in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

In connection with the execution and delivery of this Agreement and the sale of the Shares hereunder, prior to or as of the Closing Date (as hereinafter defined), (i) a 5.2773714 for 1 reverse stock split of the Company’s shares of class A and class C common stock has been effected; (ii) the Company’s certificate of incorporation and by-laws will be amended and restated (collectively, the “Amended and Restated Charter Documents”) and the Company will file the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware; (iii) the Company’s shares of class C common stock will be converted on a one-for-one basis into shares of the Company’s class A common stock and the shares of class A common stock will be reclassified into shares of the Common Stock; (iv) 473,716 shares of restricted stock to be awarded under the Company’s 2005 stock incentive plan will be issued; (v) the Company will enter into a new senior secured $690 million credit facility (the “New Credit Facility”) consisting of a revolving facility in an aggregate principal amount of up to $100.0 million and a term facility in an aggregate principal amount of $590 million; (vi) the Company will repay in full all outstanding loans under the Company’s existing credit facility, all of the outstanding long-term debt of the Company’s Subsidiaries (as defined below), and a $7.0 million unsecured promissory note issued by the Company in connection with a past acquisition; (vii) the Company will consummate tender offers and consent solicitations (the “Tender Offers and Consent Solicitations”) for the Company’s 9½% senior subordinated notes due 2008, the Company’s floating rate callable securities due 2008, the Company’s 12½% senior subordinated notes due 2010, and the Company’s 11 7/8% senior notes due 2010; (viii) the Company will repurchase all of its series A preferred stock (together with accrued and unpaid dividends thereon) from the holders thereof; and (ix) the Company will pay fees and expenses, including a transaction fee of approximately $8.4 million to Kelso & Company (the foregoing transactions, collectively, the “Transactions”).  The terms “Subsidiary” or “Subsidiaries” as used in this Agreement shall mean the entities listed on Schedule IV hereto.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)  (i)  The Registration Statement, on the date it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, on the date the Registration Statement became effective, and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)  Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except for such jurisdictions where the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (other than two (2) shares of common stock of Sunflower Telephone Company, Inc.), free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus and except for the shares of capital stock of certain Subsidiaries that are pledged as security under the Company’s Amended and Restated Credit Agreement, dated as of March 6, 2003, as amended.

(e)  This Agreement has been duly authorized, executed and delivered by the Company.

(f)  Upon the filing or adoption, as applicable, of the Amended and Restated Charter Documents, the authorized capital stock of the Company will conform as to legal matters in all material respects to the description thereof contained in the Prospectus.

(g)  The shares of Common Stock (including the Additional Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Firm Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h)  The Firm Shares to be sold by the Company to the Underwriters have been duly authorized and, when duly executed, issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the sale of such Firm Shares to the Underwriters will not be subject to any preemptive or similar rights.

(i)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the Transactions will not contravene any provision of (i) applicable law; (ii) the Amended and Restated Charter Documents; (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the consummation of the Transactions (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares) except with respect to clause (iii) or (iv) as could not reasonably be expected to have a Material Adverse Effect.

(j)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k)  There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required by the Securities Act and the rules thereunder to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)  Each Preliminary Prospectus when filed as part of the Registration Statement, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (i), (ii) and (iii) above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

(o)  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p)  Except as described in the Prospectus there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in the Prospectus.

(r)  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Prospectus.

(s)  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(t)  No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a Material Adverse Effect.

(u)  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(v)  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(w)  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)  The historical financial statements of the Company and its consolidated Subsidiaries (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the respective dates indicated; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”), consistently applied throughout the periods involved (except as otherwise noted therein or, in the case of the interim statements, normal year-end adjustments).  The summary and selected financial data included in the Prospectus present fairly in all material respects, on the basis stated therein, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

(y)  KPMG LLP, whose report is filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent public accountant as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission.

(z)  The statistical and market and industry-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(aa)  Except as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.  There are no tax audits or investigations pending, which if adversely determined could reasonably be expected to have a Material Adverse Effect; nor are there any proposed additional tax assessments against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(bb)  Neither the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)  The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof.

(dd)  The forward-looking statements contained under the caption “Dividend Policy and Restrictions” in the Prospectus represent the Company’s good faith estimates of its future performance, results and liquidity and are based upon the Company’s assessment and analysis of all material factors it deems relevant and the application of assumptions which it deems reasonable after due and proper consideration of relevant facts.

(ee)  A registration statement with respect to the Common Stock has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which registration statement complies in all material respects with the applicable requirements of the Exchange Act.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally as to itself represents and warrants to and agrees with each of the Underwriters that:

(a)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and Power of Attorney signed by such Selling Shareholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Custody Agreement and Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the federal securities laws of the United States or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)  Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, adverse claims and liens and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)  The Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(e)  Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102(a)(1) of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)  Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

(g)  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.  For the avoidance of doubt, the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto are the statements pertaining to the number of shares owned and the number of shares proposed to be sold by such Selling Shareholders under the caption “Principal and Selling Shareholders.”

3.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $• a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule II hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to • Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company of each election to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.  If you on behalf of the Underwriters elect to exercise less than the full amount of the over-allotment option at any time, the number of Additional Shares that you on behalf of the Underwriters shall purchase from each of the Selling Shareholders shall be determined as follows: (A) the first • Additional Shares to be purchased hereunder (in connection with such election and all prior elections, if any, hereunder, in the aggregate) shall be purchased on a pro rata basis from Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., Magnetite Asset Investors LLC and CoInvestment I, LLC in accordance with the percentage of Additional Shares of such Selling Shareholder set forth on Schedule I hereto relative to the aggregate number of Additional Shares proposed to be sold hereunder by such Selling Shareholders (subject to such adjustments to eliminate fractional shares as you may determine), and (B) any remaining • Additional Shares to be purchased hereunder shall be purchased on a pro rata basis from JED Communications Associates, Inc., the Haberman Sellers (as defined below) and Jack H. Thomas in accordance with the percentage of Additional Shares of such Selling Shareholder or the Haberman Sellers (considered in the aggregate), as the case may be, set forth on Schedule I hereto relative to the aggregate number of Additional Shares proposed to be sold hereunder by JED Communications Associates, Inc., the Haberman Sellers and Jack H. Thomas (subject to such adjustments to eliminate fractional shares as you may determine), as hereinafter further provided in the case of the Haberman Sellers.  In the case of any purchase of Additional Shares from the Haberman Sellers in accordance with the foregoing clause (B), the number of Additional Shares that you on behalf of the Underwriters shall purchase from the Haberman Sellers shall be determined as follows: (i) the first • Additional Shares shall be purchased from Haberman Family Investments LLC, and (ii) any remaining • Additional Shares shall be purchased on a pro rata basis from Meyer Haberman and Susan Haberman in accordance with the percentage of Additional Shares of such Selling Shareholder set forth on Schedule I hereto relative to the aggregate number of Additional Shares proposed to be sold hereunder by Meyer Haberman and Susan Haberman (subject to such adjustments to eliminate fractional shares as you may determine).  The term “Haberman Sellers” means Haberman Family Investments LLC, Meyer Haberman and Susan Haberman, collectively.

Each Seller hereby agrees that, without the prior written consent of each of you on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the Commission relating to the offering of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Prospectus, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (D) grants by the Company of options to purchase shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus, (E) the issuance, offer or sale by the Company of shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus and the filing by the Company of any registration statement on Form S-8 in connection therewith, (F) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or (G) distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners or stockholders of the Selling Shareholders, provided that in the case of any transfer or distribution pursuant to clause (F) or (G), each donee or distributee agrees in writing to be bound by the transfer restrictions described above and no filing by any party under the Exchange Act shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the previous paragraph.  In addition, each Selling Shareholder, agrees that, without the prior written consent of each of you on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

4.             Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $• a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $• a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $• a share, to any Underwriter or to certain other dealers.  Each Underwriter severally represents and warrants that in the public offering it will not sell to any person Shares representing greater than 10% of the total number of Shares being offered in the public offering.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February •, 2005, or at such other time on the same or such other date, not later than February •, 2005, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than March •, 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)  The Underwriters shall have received on the Closing Date an opinion of Paul, Hastings, Janofsky & Walker LLP (“PHJW”), in substantially the form attached hereto as Exhibit B.

(d)  The Underwriters shall have received on the Closing Date an opinion of Shirley Linn, Esq., the Company’s General Counsel, in substantially the form attached hereto as Exhibit C.

(e)  The Underwriters shall have received on the Closing Date an opinion from each of: (i) James J. Connors II, Esq., counsel for Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., (ii) PHJW, counsel for JED Communications Associates, Inc., Haberman Family Investments LLC, Meyer Haberman, Susan Haberman and Jack H. Thomas, and (iii) Vincent Tritto, Esq., counsel for Magnetite Asset Investors LLC and CoInvestment I, LLC, in substantially the form attached hereto as Exhibit D.

(f)  The Underwriters shall have received on the Closing Date an opinion from each of: (i) Rutledge, Ecenia, Purnell & Hoffman, P.A., special Florida counsel to the Company; (ii) Preti, Flaherty, Beliveau, Pachios & Haley, LLC, Maine regulatory counsel for the Company; (iii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special New York regulatory counsel for the Company and (iv) Law Office of Richard A. Finnigan, special Washington counsel to the Company, substantially in the forms attached hereto as Exhibit E.

(g)  The Underwriters shall have received on the Closing Date an opinion of Blooston, Mordkofsky, Dickens, Duffy & Prendergast, Federal Communications Commission regulatory counsel for the Company, in substantially the form attached hereto as Exhibit F.

(h)  The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

The opinions described in Sections 6(c), 6(d), 6(e), 6(f) and 6(g) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(i)  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the persons listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)  Each of Thomas H. Lee Equity Fund and Kelso Investment Associates V, L.P. shall have granted its consent to the issuance by the Company of the Shares and the consummation of the Transactions to the extent required.

(l)  Prior to or as of the Closing Date, the closing of the New Credit Facility shall have occurred.

(m)  At least a majority in aggregate principal amount of the Company’s outstanding: $115.2 million aggregate principal amount of 9½% senior subordinated notes due 2008; $75.0 million aggregate principal amount of floating rate callable securities due 2008; $193.0 million aggregate principal amount of 12½% senior subordinated notes due 2010; and $225 million aggregate principal amount of 11 7/8% senior notes due 2010, are validly tendered and not withdrawn in accordance with the Tender Offers and Consent Solicitations.

(n)  The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.             Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)  To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)  Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus relating to the Shares required to be filed pursuant to such Rule.

(c)  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits (other than those suits arising out of the offering or sale of the Shares) in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject.

(e)  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling

Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., including any counsel fees incurred on behalf of or disbursements by Morgan Stanley & Co. Incorporated (“Morgan Stanley”) in its capacity as “qualified independent underwriter,” (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9.             Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)  Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.  For the avoidance of doubt, the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto are the statements pertaining to the number of shares owned and the number of shares proposed to be sold by such Selling Shareholders under the caption “Principal and Selling Shareholders.”  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(c)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

(d)  The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the National Association of Securities Dealers’ Conduct Rules in connection with the offering of the Common Stock, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s, or such controlling person’s, gross negligence or willful misconduct.

(e)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Custody Agreements and Powers of Attorney.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)  To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(g)  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)  The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Notices.  All communications hereunder will be in writing and effective only on receipt, and (i) if sent to you, will be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York,

New York 10036, Attention: Equity Capital Markets Syndicate Desk, facsimile number (212) 761-0316, and to Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attention: Registration Department, facsimile number (212) 902-3000, with a copy delivered or sent by mail, telex or facsimile transmission to Debevoise & Plimpton LLP at 919 Third Avenue, New York, New York 10022, Attention:  Peter J. Loughran, facsimile number (212) 909-6836, (ii) if sent to the Company, will be delivered or sent by mail, telex or facsimile transmission to FairPoint Communications, Inc. at 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202, Attention:  Shirley J. Linn, General Counsel, facsimile number (704) 344-8121, with a copy delivered or sent by mail, telex or facsimile transmission to Paul, Hastings, Janofsky & Walker LLP at 75 East 55th Street, New York, New York 10022, Attention:  Jeffrey J. Pellegrino, facsimile number (212) 230-7697, and (iii) if sent to the Selling Shareholders, will be delivered or sent by mail, telex or facsimile transmission to Kelso & Company at 320 Park Avenue, 24th Floor, New York, New York 10022, Attention:  James J. Connors II, Esq., facsimile number (212) 233-2379, with a copy delivered or sent by mail, telex or facsimile transmission to FairPoint Communications, Inc. at 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202, Attention:  Shirley J. Linn, General Counsel, facsimile number (704) 344-8121.

15.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

FAIRPOINT COMMUNICATIONS, INC.

By:
Name:
Title:

The Selling Shareholders named in
Schedule I hereto, acting severally

By:
Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Additional Shares To Be Sold

Kelso Investment Associates V, L.P.

Kelso Equity Partners V, L.P.

Magnetite Asset Investors LLC

CoInvestment I, LLC

JED Communications Associates, Inc.

Jack H. Thomas

Haberman Family Investments LLC

Meyer Haberman

Susan Haberman

Total

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Credit Suisse First Boston LLC

Wachovia Capital Markets, LLC

Total

II-1

SCHEDULE III

Lock-Up Signatories

Kelso Investment Associates V, L.P.
Kelso Equity Partners V, L.P.
JED Communications Associates, Inc.
Meyer Haberman
Susan Haberman
Haberman Family Investments LLC
Laura Haberman
Deborah Haberman
Jack H. Thomas
Eugene B. Johnson
Peter G. Nixon
Valeri A. Marks
Walter E. Leach, Jr.
Shirley J. Linn
Frank K. Bynum, Jr.
George E. Matelich
Timothy W. Henry
Lisa R. Hood
Putnam Investment Holdings, LLC
Thomas H. Lee Foreign Fund IV, L.P.
Thomas H. Lee Foreign Fund IV-B, L.P.
Thomas H. Lee Charitable Investment Limited Partnership
THL-CCI Investors Limited Partnership
1997 Thomas H. Lee Nominee Trust
Thomas H. Lee Equity Fund IV, L.P.
David V. Harkins
The 1995 Harkins Gift Trust
Scott A. Schoen
C. Hunter Boll
Scott M. Sperling
Anthony J. DiNovi
Thomas M. Hagerty
Warren C. Smith, Jr.
Seth W. Lawry
Kent R. Weldon
Terrence M. Mullen
Todd M. Abbrecht
Charles A. Brizius
Scott L. Jaeckel
Soren L. Oberg
Thomas R. Shepherd
Wendy L. Masler
Andrew D. Flaster
RSL Trust
Stephen Zachary Lee
Charles W. Robins as Custodian for Nathan Lee
Charles W. Robins as Custodian for Jesse Lee
Charles W. Robins
James Westra
Magnetite Asset Investors LLC
CoInvestment I, LLC
DLJ Capital Partners I, LLC
DLJ Fund Investment Partners II, L.P.
DLJ Private Equity Employees Fund, L.P.
DLJ Private Equity Partners Fund, L.P.
Greenwich Street Capital Partners II, L.P.
GSCP Offshore Fund, L.P.
Greenwich Fund, L.P.
Greenwich Street Employees Fund, L.P.
TRV Executives Fund, L.P.
First Union Capital Partners, LLC
MidOcean Capital Investors, L.P.
BancAmerica Capital Investors, L.P.
Patricia Garrison-Corbin
David L. Hauser
Claude C. Lilly

III-1

SCHEDULE IV

FairPoint Communications, Inc.

Subsidiaries

ST Enterprises, Ltd.
STE/NE Acquisition Corp.
Sunflower Telephone Company, Inc.
Northland Telephone Company of Maine, Inc.
ST Computer Resources, Inc.
ST Long Distance, Inc.
MJD Ventures, Inc.
Marianna and Scenery Hill Telephone Company
Marianna Tel, Inc.
The Columbus Grove Telephone Company
Quality One Technologies, Inc.
C-R Communications, Inc.
C-R Telephone Company
C-R Long Distance, Inc.
Taconic Telephone Corp.
Taconic Cellular Corp.
Taconic Technology Corp.
Taconic TelCom Corp.
Taconet Wireless Corp.
Taconet Corp.
Ellensburg Telephone Company
Elltel Long Distance Corp.
Sidney Telephone Company
Utilities, Inc.
Standish Telephone Company
China Telephone Company
Maine Telephone Company
UI Long Distance, Inc.
UI Communications, Inc.
UI Telecom, Inc.
Telephone Service Company
Chouteau Telephone Company
Chouteau Telecommunications & Electronics, Inc.
Chautauqua and Erie Telephone Corporation
Chautauqua & Erie Communications, Inc.
Chautauqua & Erie Network, Inc.
C & E Communications, Ltd.
Western New York Cellular, Inc.
Chautauqua Cable, Inc.
The Orwell Telephone Company
Orwell Communications, Inc.
GTC Communications, Inc.
St. Joe Communications, Inc.
GTC, Inc.
GTC Finance Corporation
Peoples Mutual Telephone Company
Peoples Mutual Services Company
Peoples Mutual Long Distance Company
Fremont Telcom Co.
Fremont Broadband, LLC
Fretel Communications, LLC
Comerco, Inc.
YCOM Networks, Inc.
FairPoint Berkshire Corporation
Community Service Telephone Co.
Commtel Communications Inc.
MJD Services Corp.
Bluestem Telephone Company
Big Sandy Telecom, Inc.
Odin Telephone Exchange, Inc.
Columbine Telecom Company
Ravenswood Communications, Inc.
The El Paso Telephone Company
El Paso Long Distance Company
Yates City Telephone Company
FairPoint Carrier Services, Inc.
FairPoint Communications Solutions Corp.— New York
FairPoint Communications Solutions Corp.— Virginia
FairPoint Broadband, Inc.
MJD Capital Corp.

IV-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

               , 2005

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FairPoint Communications, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of - shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of you as managers of the Public Offering, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the Securities and Exchange Commission relating to the offering of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the sale of any Shares by the undersigned to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided, that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall sign and deliver an agreement substantially in the form of this agreement and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day restricted period pursuant to the previous paragraph will be delivered by Morgan Stanley to the Company (in accordance with Section 14 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial 180-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)